As filed with the Securities and Exchange Commission on September 18, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CITI TRENDS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	52-2150697
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

102 Fahm Street

Savannah, Georgia 31401

(912) 236-1561

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Edward Anderson

Chief Executive Officer

Citi Trends, Inc.

102 Fahm Street

Savannah, Georgia 31401

(912) 236-1561

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gary C. Ivey, Esq.

Alston & Bird LLP

101 South Tryon Street

Charlotte, NC  28280-4000

(704) 444-1090

(704) 444-1111 (Fax)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering price Per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common Stock, par value $.01 per share	3,330,785	$21.71	$72,311,342.35	$2,220.00

(1)

Includes an indeterminate number of shares that may be issued in connection with an adjustment in the amount of shares of common stock as a result of any stock split, stock dividend, recapitalization or similar transaction.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock as reported by the Nasdaq Global Select Market on September 12, 2007.

(3)

In addition to the $72,311,342.35 aggregate amount of common stock being registered under this registration statement, pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus contained herein also relates to $30,137,943.51 aggregate amount of common stock previously registered under Registration Statement No. 333-141908 filed by the registrant on Form S-3 on April 5, 2007, as amended, and remaining unsold, for which a registration fee in the amount of $925.24 was paid.

(4)

Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended and not including the filing fee of $925.24 previously paid in respect of $30,137,943.51 aggregate amount of unsold common stock being carried forward from Registration Statement No. 333-141908 pursuant to Rule 429.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this registration statement is a combined prospectus relating also to 718,083 shares of common stock previously registered under Registration Statement No. 333-141908 previously filed by the registrant on Form S-3 on April 5, 2007, as amended, and declared effective on May 11, 2007. This registration statement, which is a new registration statement, also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-141908, and such Post-Effective Amendment No. 1 shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities or the solicitation of an offer to buy these securities in any state in which such offer, solicitation or sale is not permitted.

SUBJECT TO COMPLETION – DATED SEPTEMBER 18, 2007

4,048,868 Shares

Common Stock

This prospectus relates to the resale of up to 4,048,868 shares of our common stock that are beneficially owned by the selling stockholders. The selling stockholders may sell any, all or none of the shares of our common stock offered under this prospectus from time to time, in one or more transactions. The shares of our common stock offered under this prospectus may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. The shares of our common stock offered by this prospectus and any prospectus supplement may be offered by the selling stockholders directly to investors or to or through underwriters, dealers or other agents. If required, the names of any such agents, underwriters, brokers or dealers involved in the sale of the shares in respect of which this prospectus is being delivered and the applicable agent’s commission, broker’s or dealer’s purchase price or underwriters’ discount, if any, will be set forth in an accompanying supplement to this prospectus.

We are registering the shares of common stock offered under this prospectus as required by the terms of the registration rights agreement between the selling stockholders and us, as described in the section entitled “Selling Stockholders.”  When the selling stockholders offer shares of our common stock, we will provide the specific terms of such offerings in supplements to this prospectus.  As applicable, such prospectus supplements will identify the selling stockholders not already named herein, and state the number of shares to be sold by each.  We will not receive any proceeds from the sale of shares of our common stock sold by the selling stockholders.

Our shares of common stock are listed for trading on the Nasdaq Global Select Market under the symbol “CTRN.” On September 17, 2007, the last reported sale price of our common stock on the Nasdaq Global Select Market was $22.07 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2007

Table of Contents

Prospectus Summary
Risk Factors
Special Note Regarding Forward-Looking Statements
Use of Proceeds
Selling Stockholders
Plan of Distribution
Legal Matters
Experts
Where You Can Find More Information and Incorporation of Certain Information by Reference

We have filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission, or the Commission, regarding the common stock offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement and the exhibits to the registration statement, because certain parts have been omitted in accordance with the rules and regulations of the Commission. Under this prospectus, selling stockholders may, from time to time, sell up to 4,048,868 shares of our common stock in one or more offerings. Each time the selling stockholders sell our common stock, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing our common stock, you should carefully read both this prospectus and any applicable prospectus supplement, together with the registration statement and the exhibits filed as part of the registration statement and the documents incorporated by reference into this prospectus.

Prospectus Summary

This summary highlights information contained in other parts of this prospectus.  Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should carefully read the more detailed information contained or incorporated by reference in this prospectus, including the section entitled “Risk Factors” and our financial statements and related notes. Our fiscal year ends on the Saturday closest to January 31, and, except as otherwise provided, references in this prospectus to a fiscal year mean the 52- or 53-week period ended on the Saturday closest to January 31 of the succeeding year. Fiscal 2006, for example, refers to the 53-week period ended February 3, 2007.

Citi Trends, Inc.

We are a rapidly growing, value-priced retailer of urban fashion apparel and accessories for the entire family. We offer quality, branded merchandise for men, women and children, including products from nationally recognized brands, as well as private label products and a limited assortment of home décor items. Our merchandise offerings are designed to appeal to the preferences of fashion conscious consumers, particularly African-Americans. Through strong relationships with our suppliers, we believe that we are able to offer our products at compelling values. We seek to provide nationally recognized branded merchandise at 20% to 60% discounts to department and specialty stores’ regular prices.

Our growth strategy is to open stores in new and existing markets as well as to increase sales in existing stores. Adding stores in the markets we currently serve enables us to benefit from enhanced name recognition and achieve advertising and operating synergies, and entering new markets opens additional growth opportunities. In fiscal 2005, we opened 36 new stores and in fiscal 2006, we opened 42 new stores.  The Company opened 18 stores in the first quarter of 2007 and 5 stores in the second quarter of 2007, reaching a total store count of 300 at the end of the quarter.  For the remainder of the fiscal year, the Company plans to open an additional 20 to 22 stores bringing the end of year store count to 320 to 322.  Approximately 90% of the new stores we intend to open in fiscal 2007 will be located in states in which we are currently located. We intend to increase comparable store sales primarily through merchandising enhancements and the expansion of product categories such as home décor and intimate apparel.

Selling Stockholders

In connection with our initial public offering, we entered into a registration rights agreement with Hampshire Equity Partners II, L.P.  Under this agreement, we are required to file a registration statement covering the possible resale of the shares of our common stock held by Hampshire Equity Partners II, L.P. and its affiliates.

We have agreed to use our reasonable best efforts to cause this shelf registration statement to become effective and stay effective until the earlier of:

•      the date when all securities subject to the registration rights agreement covered by this prospectus have been sold; or

•      the date when all securities subject to the registration rights agreement held by Hampshire Equity Partners II, L.P. may be sold without any restriction pursuant to Rule 144(k) under the Securities Act of 1933, as amended, or the Securities Act.

We will not receive proceeds from any sale of the shares of our common stock offered under this prospectus.  Hampshire Equity Partners II, L.P. and its affiliates and we have agreed to indemnify each other in certain circumstances against certain liabilities, including liabilities under the Securities Act.

Corporate Information

We are incorporated in Delaware and our principal executive offices are located at 102 Fahm Street, Savannah, Georgia 31401. Our telephone number is (912) 236-1561 and our website address is

www.cititrends.com. Information contained in, or accessible through, our website does not constitute part of this prospectus.

Risk Factors

An investment in shares of our common stock involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained or incorporated by reference in this prospectus, before you decide whether to buy our common stock. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition and results of operations.

Risks relating to our business

Our success depends on our ability to anticipate, identify and respond rapidly to changes in consumers’ fashion tastes, and our failure to adequately evaluate fashion trends could have a material adverse effect on our business, financial condition and results of operations.

The apparel industry in general and our core customer market in particular are subject to rapidly evolving fashion trends and shifting consumer demands. Accordingly, our success is heavily dependent on our ability to anticipate, identify and capitalize on emerging fashion trends, including products, styles and materials that will appeal to our target consumers. Our failure to anticipate, identify or react appropriately and timely to changes in styles, trends, brand preferences or desired image preferences is likely to lead to lower demand for our merchandise, which could cause, among other things, sales declines, excess inventories and higher markdowns. The inaccuracy of our forecasts regarding fashion trends could have a material adverse effect on our business, financial condition and results of operations.

If we are unsuccessful in competing with our retail apparel competitors, our market share could decline or our growth could be impaired and, as a result, our financial results could suffer.

The retail apparel market is highly competitive with few barriers to entry. We compete against a diverse group of retailers, including national off-price apparel chains such as the TJX Companies, Inc., Burlington Coat Factory, and Ross Stores, Inc.; mass merchants such as Wal-Mart and Kmart; smaller discount retail chains that only sell women’s products, such as Rainbow, Dots™, It’s Fashions! (a subsidiary of The Cato Corporation) and Simply Fashions™; and general merchandise discount stores and dollar stores, which offer a variety of products, including apparel, for the value-conscious consumer. We also compete against local off-price and specialty retail stores, regional retail chains, traditional department stores, and web-based retail stores and other direct retailers.

The level of competition we face from these retailers varies depending on the product segment, as many of our competitors do not offer apparel for the entire family. Our greatest competition is generally in women’s apparel. Many of our competitors are larger than us and have substantially greater resources than us and, as a result, may be able to adapt more quickly to changing market conditions, exploit new opportunities, exert greater pricing pressures on suppliers and open new stores more quickly and effectively than us. Many of these retailers have better name recognition among consumers than us and purchase significantly more merchandise from vendors. These retailers may be able to purchase branded merchandise that we cannot purchase because of their name recognition and relationships with suppliers, or they may be able to purchase branded merchandise with better pricing concessions than us. Our local and regional competitors have extensive knowledge of the consumer base and may be able to garner more loyalty from customers than us. If the consumer base we serve is satisfied with the selection, quality and price of our competitors’ products, consumers may decide not to shop in our stores. Additionally, if our existing competitors or other retailers decide to focus more on our core customers, particularly African-American consumers, we may have greater difficulty in competing effectively, our business and results of operations could be adversely affected, and the market price of our common stock could suffer.

The retail industry periodically has experienced consolidation and other ownership changes. In the future, other United States or foreign retailers may consolidate, undergo restructurings or reorganizations, or realign their affiliations. Any of these developments could result in our competitors increasing their buying power or market visibility. These developments may cause us to lose market share and could have a material adverse effect on our sales, revenues and results of operations.

We could experience a reduction in sales and revenues or reduced cash flows if we are unable to fulfill our current and future merchandising needs.

We depend on our suppliers for the continued availability and satisfactory quality of our merchandise. Most of our suppliers could discontinue selling to us at any time. Additionally, if the manufacturers or other owners of brands or trademarks terminate the license agreements under which some of our suppliers sell our products, we may be unable to obtain replacement merchandise of comparable fashion appeal or quality, in the same quantities or at the same prices. If we lose the services of one or more of our significant suppliers or if one or more of them fail to meet our merchandising needs, we may be unable to obtain replacement merchandise in a timely manner. If our existing suppliers cannot meet our increased needs and we cannot locate alternative supply sources, we may be unable to obtain sufficient quantities of the most popular items of the nationally recognized brands at attractive prices, which could negatively impact our sales, revenues and results of operations.

As an apparel retailer, we rely on numerous third parties in the supply chain to produce and deliver the products that we sell, and our business may be negatively impacted by their failure to comply with applicable law.

As an importer and retailer of goods, we rely on numerous third parties to supply the products that we sell. Violations of law by our importers, buying agents, manufacturers or distributors could result in delays in shipments and receipt of goods and could subject us to fines or other penalties, any of which could restrict our business activities, increase our operating expenses or cause our revenues to decline. Further, we are susceptible to the receipt of counterfeit brands or unlicensed goods. We could incur liability with manufacturers or other owners of the brands or trademarked products if we inadvertently receive and sell counterfeit brands or unlicensed goods and, therefore, it is important that we establish relationships with reputable vendors to prevent the possibility that we inadvertently receive counterfeit brands or unlicensed goods. Although we have a quality assurance team to check merchandise in an effort to assure that we purchase only authentic brands and licensed goods and are careful in selecting our vendors, we may receive products that we are prohibited from selling or incur liability for selling counterfeit brands or unlicensed goods, which could increase our operating expenses and cause our net income to decline.

If our growth strategy is unsuccessful, our financial condition and results of operations could suffer and the market price of our common stock could decline.

Our ability to continue to increase our net sales and earnings depends, in large part, on opening new stores and operating our new and existing stores profitably. We opened 40, 36 and 42 new stores in fiscal 2004, fiscal 2005, and fiscal 2006, respectively. We opened 23 new stores in the first half of fiscal 2007 and we expect to open an additional 20 to 22 new stores during the remainder of fiscal 2007. If we are unable to open all of these stores or operate them profitably, we may not achieve our forecasted sales and earnings growth targets. Additionally, growth of our store base will place increased demands on our operating, managerial and administrative resources and may lead to management and operating inefficiencies, including merchandising, personnel, distribution and integration problems. These demands and inefficiencies may cause deterioration in the financial performance of our individual stores and, therefore, our entire business.

We would experience increased operating costs and limited amounts of growth if we are unable to obtain reasonably priced financing.

Although we believe we can meet our future cash requirements with cash flow from operations and existing cash balances, we may need to raise additional debt or equity capital in the future to open new stores, to respond to competitive pressures or to respond to unforeseen financial requirements.  We may not be able to obtain additional capital on commercially reasonable terms or at all.  Our inability to obtain reasonably priced financing could create increased operating costs and diminished levels of growth, as we could be forced to incur indebtedness with above market interest rates or with substantial restrictive covenants, issue equity securities that dilute the ownership interests of existing stockholders or scale back our operations and/or store growth strategy.

A significant disruption to our distribution process or southeastern retail locations could have a material adverse effect on our business, financial condition and results of operations.

Our ability to distribute our merchandise to our store locations in a timely manner is essential to the efficient and profitable operation of our business. We have two distribution centers located in Savannah, Georgia, one of which also serves as our corporate headquarters, and a distribution center in Darlington, South Carolina. We are in the process of doubling the size of our Darlington, South Carolina distribution center, which we expect will support our growth plans through 2010. Any natural disaster or other disruption to the operation of any of these facilities due to fire, hurricane, other natural disaster or any other cause could damage a significant portion of our inventory or impair our ability to stock our stores and process product returns to suppliers adequately.

In addition, the southeastern United States, where all three of our distribution centers are located, is vulnerable to significant damage or destruction from hurricanes and tropical storms. Although we maintain insurance on our stores and other facilities, the economic effects of a natural disaster that affects our distribution centers and/or a significant number of our stores could increase our operating expenses, impair our cash flows and reduce our revenues, which could negatively impact the market price of our common stock.

Our net sales, inventory levels and earnings fluctuate on a seasonal basis, which makes our business more susceptible to adverse events that occur during those seasons.

Our net sales and earnings are significantly higher during the first and fourth quarters each year due to the importance of the Spring selling season, which includes Easter, and the Fall selling season, which includes Christmas. Factors negatively affecting us during the first and fourth quarters, including adverse weather and unfavorable economic conditions, will have a greater adverse effect on our financial condition than if our business were less seasonal. For example, unseasonably cool weather in the weeks preceding Easter in 2007 negatively impacted our net sales for the thirteen weeks ended May 5, 2007.

To prepare for the Spring and Fall selling seasons, we must order and keep in stock significantly more merchandise than during other parts of the year. This seasonality makes our business more susceptible to the risk that our inventory will not satisfy actual consumer demand. In addition, any unanticipated demand imbalances during these peak shopping seasons could require us to sell excess inventory at a substantial markdown or fail to satisfy our consumers. In either event, our net sales and gross margins may be lower than historical levels, which could have a material adverse effect on our business, financial condition and results of operations.

We experience fluctuations and variability in our comparable store sales and quarterly results of operations and, as a result, the market price of our common stock may fluctuate or decline substantially.

Our comparable store sales and quarterly results have fluctuated significantly in the past based on a number of economic, seasonal and competitive factors, and we expect them to continue to fluctuate in the future. Since the beginning of fiscal 2003, our quarter-to-quarter comparable store sales have ranged from a decrease of 3.3% to an increase of 25.0%. The most significant fluctuations were due to the unusually high sales following Hurricanes Katrina, Rita and Wilma with such positive post-hurricane impact on sales lasting through the second quarter of fiscal 2006. In addition, some fiscal years have 53 weeks versus the normal 52 weeks, and this timing shift can have a significant impact on quarterly and fiscal year sales comparisons. For example, we expect to see negatively impacted sales comparisons in the fourth quarter of fiscal 2007, as this fiscal quarter will have 13 weeks, as compared with 14 weeks in the fourth quarter of fiscal 2006. Similarly, we expect to see negatively impacted sales comparisons in fiscal 2007, since this fiscal year has 52 weeks, whereas fiscal 2006 had 53 weeks.

Also, we may be unable to maintain historical levels of comparable store sales as we execute our growth strategy and expand our business. This variability could cause our comparable store sales and quarterly results to fall below the expectations of securities analysts or investors, which could result in volatility of the market price of our common stock. If our comparable store sales and quarterly results fail to meet the expectations of the market generally, the market price of our common stock could decline substantially.

Our sales and revenues could decline as a result of general economic and other factors outside of our control, such as changes in consumer spending patterns and declines in employment levels.

Downturns, or the expectation of a downturn, in general economic conditions could adversely affect consumer spending patterns, our sales and our results of operations. Because apparel generally is a discretionary purchase, declines in consumer spending patterns may have a more negative effect on apparel retailers than some other retailers. Therefore, we may not be able to maintain our historical rate of growth in revenues and earnings, or remain as profitable, if there is a decline in consumer spending patterns. In addition, since the majority of our stores are located in the southeastern United States, our operations are more susceptible to regional factors than the operations of our more geographically diversified competitors. Therefore, any adverse economic conditions that have a disproportionate effect on the southeastern United States could have a greater negative effect on our sales, revenues and results of operations than on retailers with a more geographically diversified store base.

If we fail to protect our trademarks, there could be a negative effect on our brand image and limitations on our ability to penetrate new markets.

We believe that our “Citi Trends” trademark is integral to our store design and our success in building consumer loyalty to our brand. We have registered this trademark with the U.S. Patent and Trademark Office. We have also registered, or applied for registration of, additional trademarks with the U.S. Patent and Trademark Office that we believe are important to our business. We cannot assure you that these registrations will prevent imitation of our name, merchandising concept, store design or private label merchandise or the infringement of our other intellectual property rights by others. Imitation of our name, concept, store design or merchandise in a manner that projects lesser quality or carries a negative connotation of our brand image could have a material adverse effect on our business, financial condition and results of operations.

In addition, we cannot assure you that others will not try to block the manufacture or sale of our private label merchandise by claiming that our merchandise violates their trademarks or other proprietary rights since other entities may have rights to trademarks that contain the word “Citi” or may have rights in similar or competing marks for apparel and/or accessories. Although we cannot currently estimate the likelihood of success of any such lawsuit or ultimate resolution of such a conflict, such a controversy could have a material adverse effect on our business, financial condition and results of operations.

If we fail to implement and maintain effective internal controls in our business, there could be a material adverse effect on our business, financial condition, results of operations and stock price.

Section 404 of the Sarbanes Oxley Act of 2002 requires an annual management assessment of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting. If we fail to maintain the adequacy of our internal controls, we may be unable to conclude on an ongoing basis that we have effective internal controls over financial reporting. Moreover, effective internal controls, particularly those related to revenue recognition and accounting for inventory/cost of sales, are necessary for us to produce reliable financial reports and are important to our efforts to prevent financial fraud. If we cannot produce reliable financial reports or prevent fraud, our business, financial condition and results of operations could be harmed, investors could lose confidence in our reported financial information, the market price of our common stock could decline significantly and we may be unable to obtain additional financing to operate and expand our business.

Adverse trade restrictions may disrupt our supply of merchandise. We also face various risks because much of our merchandise is imported from abroad.

We purchase the products we sell directly from over 1,000 vendors, and a substantial portion of this merchandise is manufactured outside of the United States and imported by our vendors from countries such as China and other areas of the Far East, including Taiwan and the Philippines. The countries in which our merchandise currently is manufactured or may be manufactured in the future could become subject to new trade restrictions imposed by the United States or other foreign governments. Trade restrictions, including increased tariffs or quotas, embargoes, and customs restrictions, against apparel items, as well as United States or foreign labor strikes, work stoppages or boycotts, could increase the cost or reduce the supply of apparel available to us and have a material adverse effect on our business, financial condition and results of operations. In addition, our merchandise supply could be impacted if our vendors’ imports become subject to existing or future duties and quotas, or if our vendors face increased competition from other companies for production facilities, import quota capacity and shipping capacity.

We also face a variety of other risks generally associated with relying on vendors that do business in foreign markets and import merchandise from abroad, such as:

•      political instability or the threat of terrorism, in particular in countries where our vendors source merchandise such as Taiwan and the Philippines;

•      enhanced security measures at United States’ and foreign ports, which could delay delivery of imports;

•      imposition of new or supplemental duties, taxes, and other charges on imports;

•      delayed receipt or non-delivery of goods due to the failure of foreign-source suppliers to comply with applicable import regulations;

•      delayed receipt or non-delivery of goods due to organized labor strikes or unexpected or significant port congestion at United States’ ports; and

•      local business practice and political issues, including issues relating to compliance with domestic or international labor standards, which may result in adverse publicity.

The United States may impose new initiatives that adversely affect the trading status of countries where apparel is manufactured. These initiatives may include retaliatory duties or other trade sanctions that, if enacted, would increase the cost of products imported from countries where our vendors acquire merchandise. On March 30, 2007, the United States government announced that it would impose potentially significant tariffs on Chinese manufactured products. We will continue to monitor developments in this regard and will determine the impact of such action on our imports from China as developments occur. Any of these factors could have a material adverse effect on our sales, revenues and results of operations.

The removal of import quotas on textiles and clothing in the future may adversely affect our merchandise supply, impact our sales and reduce our cash flows.

On January 1, 2005, in accordance with the World Trade Organization, or the WTO, Agreement on Textiles and Clothing, the import quotas on textiles and clothing manufactured by countries that are members of the WTO were eliminated. Subsequently, the United States and Europe experienced a surge of imported goods from China, a country that benefited from the removal of the quotas. In response, the United States initially implemented new quotas against various textile and apparel items from China and ultimately negotiated an agreement with the Chinese government. The agreement between the United States and China went into effect in November 2005 and will continue in effect through December 31, 2008. During that time, China has agreed to specified quota limits on most textile and apparel products, and the United States has agreed to use restraint in exercising its right to impose additional safeguards. Beginning in January 2009, the U.S.-China agreement and the quotas against Chinese apparel will expire. At that point, the United States would still have the ability to impose safeguards under the WTO Agreement on Textiles and Clothing although the requirements for doing so will be more stringent. The situation in 2009 potentially could be similar to the experience in 2005, with import surges and a cycle of safeguards and negotiations. This could create logistical delays in our ability to maintain required inventory levels and alter cost differentials between vendors that source domestically and vendors that source more extensively from overseas. We believe this could lower the cost of apparel products and thereby reduce the average dollar amount of sales per customer in our stores. Additionally, retaliatory trade actions could cause a disruption of the supply chain of products from foreign markets, difficulty in predicting accurately the prices of merchandise to be imported from a particular country and adverse effects on our merchandise supply, sales and cash flows.

We depend on the experience and expertise of our senior management team and key employees, and accordingly, the loss of the services of R. Edward Anderson or George A. Bellino could have a material adverse effect on our business strategy, operating costs, financial condition and results of operations.

The success of our business is dependent upon the close supervision of all aspects of our business by our senior management, particularly the operation of our stores, the selection of merchandise and the site selection for new stores. In addition, we do not have non-competition agreements with R. Edward Anderson, our Chairman and Chief Executive Officer, or George A. Bellino, our President and Chief Merchandising Officer. Accordingly, Messrs. Anderson and/or Bellino could leave us at any time to begin to work for our competitors or otherwise, which loss of services could have a material adverse effect on our business strategy, operating costs, financial condition and results of operations.

Failure to attract, train, assimilate and retain skilled personnel could have a material adverse effect on our growth strategy and our financial condition.

Like most retailers, we experience significant employee turnover rates, particularly among store sales associates and managers, and our continued growth will require us to hire and train even more new personnel. We therefore must continually attract, hire and train new personnel to meet our staffing needs. We constantly compete for qualified personnel with companies in our industry and in other industries. A significant increase in the turnover rate among our store sales associates and managers would increase our recruiting and training costs and could decrease our operating efficiency and productivity. If we are unable to retain our employees or attract, train, assimilate or retain other skilled personnel in the future, we may not be able to service our customers as effectively, thus reducing our ability to continue our growth and to operate our existing stores as profitably as we have in the past.

Increases in the minimum wage could have a material adverse effect on our business, financial condition and results of operations.

The Fair Minimum Wage Act of 2007 became law on May 25, 2007. As a result, the federal minimum wage increased to $5.85 per hour on or about July 24, 2007; and will increase to (i) $6.55 per hour on or about July 24, 2008; and (ii) $7.25 per hour on or about July 24, 2009.  Additionally, from time to time, legislative proposals are made to increase the minimum wage in certain individual states. Wage rates for many of our employees are slightly above the minimum wage. As minimum wage rates increase, we may need to increase not only the wage rates of those employees whose wages are below the new minimums, but the wages paid to our other hourly employees as well. Any increase in the cost of our labor could have a material adverse effect on our operating costs, financial condition and results of operations.

Any failure of our management information systems or the inability of third parties to continue to upgrade and maintain our systems could have a material adverse effect on our business, financial condition and results of operations.

We depend on the accuracy, reliability and proper functioning of our management information systems, including the systems used to track our sales and facilitate inventory management. We also rely on our management information systems for merchandise planning, replenishment and markdowns, as well as other key business functions. These functions enhance our ability to optimize sales while limiting markdowns and reducing inventory risk through properly marking down slow-selling styles, reordering existing styles and effectively distributing new inventory to our stores. We do not currently have redundant systems for all functions performed by our management information systems. Any interruption in these systems could impair our ability to manage our inventory effectively, which could have a material adverse effect on our business, financial condition and results of operations. To support our growth, we will need to expand our management information systems, and our failure to link and maintain these systems adequately could have a material adverse effect on our business, financial condition and results of operations.

We depend on third-party suppliers to maintain and periodically upgrade our management information systems, including the software programs supporting our inventory management functions. This software is licensed to us by third-party suppliers. If any of these suppliers is unable to continue to maintain and upgrade these software programs and/or if we are unable to convert to alternate systems in an efficient and timely manner, it could result in a material adverse effect on our business, financial condition and results of operations.

Our ability to attract consumers to our stores depends on the success of the strip shopping centers and downtown business districts where our stores are located.

We locate our stores in strip shopping centers, street front locations and downtown business districts where we believe our consumers and potential consumers shop. The success of an individual store can depend on favorable placement within a given strip shopping center or business district. We cannot control the development of alternative shopping destinations near our existing stores or the availability or cost of real estate within existing or new shopping destinations. If our store locations fail to attract sufficient consumer traffic or we are unable to locate replacement locations on terms acceptable to us, our business, financial condition and results of operations could suffer. If one or more of the anchor tenants located in the strip shopping centers or business districts where our stores are located close or leave, or if there is significant deterioration of the surrounding areas in which our stores are located, our business, financial condition and results of operations may be adversely affected.

Risks relating to our common stock and offerings pursuant to this prospectus

Our stock price is volatile, and you may lose all or a part of your investment.

Our stock price is volatile. From our initial public offering in May 2005 through September 17, 2007, the trading price of our common stock has ranged from $14.00 to $57.85 per share. As a result of this volatility, investors may not be able to sell their common stock at or above their respective purchase prices. The market price for our common stock may be influenced by many factors, including:

•                  actual or anticipated fluctuations in our operating results;

•                  changes in securities analysts’ recommendations or estimates of our financial performance;

•                  publication of research reports by analysts;

•                  changes in market valuations or operating performance of our competitors or companies similar to ours;

•                  announcements by us, our competitors or other retailers;

•                  additions and departures of key personnel;

•                  changes in accounting principles;

•                  the passage of legislation or other developments affecting us or our industry;

•                  the trading volume of our common stock in the public market;

•                  changes in economic conditions;

•                  financial market conditions;

•                  natural disasters, terrorist acts, acts of war or periods of civil unrest; and

•                  the realization of some or all of the risks described in this section entitled “Risk Factors.”

In addition, the stock markets have experienced significant price and trading volume fluctuations from time to time, and the market prices of the equity securities of retailers have been extremely volatile and have recently experienced sharp price and trading volume changes. These broad market fluctuations may adversely affect the market price of our common stock. In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation, even if it does not result in liability for us, could result in substantial costs to us and divert management’s attention and resources.

There may be sales of substantial amounts of our common stock pursuant to this prospectus, or otherwise, which could cause our stock price to fall.

The selling stockholders hold 4,048,868 shares of our common stock.  Upon the effectiveness of the registration statement of which this prospectus is a part, the selling stockholders may freely sell all of their shares in the public market and otherwise.   As of September 12, 2007, 14,079,109 shares of our common stock were outstanding. As of September 12, 2007, 581,691 additional shares of our common stock were subject to outstanding stock options. All of the shares issued and sold in our initial public offering consummated on May 18, 2005, our secondary offering consummated on January 31, 2006 and our secondary offering consummated on June 18, 2007 are freely tradable under the securities laws, except for any shares acquired by our “affiliates,” as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended, or the Securities Act, which generally includes officers, directors and holders of 10% or more of our common stock. After the sale of all of the shares offered in this prospectus, less than 1% of the shares of our common stock held by existing stockholders will be restricted or control shares.  Such shares may be sold in the public market only if they are registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act or otherwise. Future sales of a substantial number of shares of our common stock could cause our common stock price to decline significantly and/or impair our ability to raise capital through the sale of additional stock.

A significant amount of our common stock is concentrated in the hands of one of our existing stockholders whose interests may not coincide with yours.

As of September 12, 2007, Hampshire Equity Partners II, L.P. and certain of its affiliates, which we refer to collectively as Hampshire Equity Partners, owned approximately 28.8% of our common stock. Hampshire Equity Partners are selling stockholders and may sell all of their holdings pursuant to this prospectus, assuming that Hampshire Equity Partners sell all of their shares covered by this prospectus and do not acquire additional shares of our common stock.  Until such time, Hampshire Equity Partners have an ability to exercise significant influence over matters requiring stockholder approval. These matters include the election of directors and the approval of significant corporate transactions, including potential mergers, consolidations or sales of all or substantially all of our assets. Your interests as a holder of our common stock may differ from the interests of Hampshire Equity Partners. In connection with our initial public offering consummated on May 18, 2005, we entered into a nominating agreement with Hampshire Equity Partners II, L.P. pursuant to which we, acting through our nominating and corporate governance committee, agreed, subject to the requirements of our directors’ fiduciary duties, that Hampshire Equity Partners II, L.P. would be entitled to designate up to two directors to be nominated for election to our board of directors as long as Hampshire Equity Partners II, L.P. (together with any of its respective successors and permitted assigns) maintains a certain percentage of our common stock.  Assuming Hampshire Equity Partners sell all of their shares of our common stock covered by this prospectus and do not acquire additional shares of our common stock, Hampshire Equity Partners II, L.P will not have the right to nominate any directors for election to our board of directors.  Notwithstanding the foregoing, as of the date of this prospectus, Hampshire Equity Partners II, L.P. does not have a designee on our board of directors.

Securities analysts may not continue to cover our common stock or they may issue negative reports, which may have a negative impact on the price of our common stock.

The trading market for our common stock relies, in part, on the research and reports that industry or financial analysts publish about our company or our industry.  Public statements by these securities analysts may affect our stock price.  If any of the analysts who cover us downgrades the rating of our common stock, our common stock price would likely decline.  If any of these analysts ceases coverage of our common stock, we could lose visibility in the market, which in turn could cause our common stock price to decline.  Further, if no analysts continue to cover our common stock, the lack of research coverage may depress the market price of our common stock.

In addition, rules mandated by the Sarbanes-Oxley Act of 2002 and a global settlement between the Commission and securities analysts have caused a number of fundamental changes in how securities analysts are reviewed and compensated. In particular, many investment banking firms are now required to contract with independent financial analysts for their stock research.  In this environment, it may be difficult for companies with smaller market capitalizations, such as our company, to attract independent financial analysts to cover them, which could have a negative effect on the market price of our common stock.

We do not currently intend to pay dividends on our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future.

Provisions in our certificate of incorporation and by-laws and Delaware law may delay, prevent or deter our acquisition by a third party.

Our second amended and restated certificate of incorporation, as amended, and our amended and restated by-laws, contain several provisions that may make it more difficult for a third party to acquire control of us without the approval of our board of directors. These provisions include, among other things, a classified board of directors, advance notice for raising business or making nominations at stockholder meetings and “blank check” preferred stock. Blank check preferred stock enables our board of directors, without stockholder approval, to designate and issue series of preferred stock with such dividend, liquidation, conversion, voting or other rights, including convertible securities with no limitations on conversion, as our board of directors may determine, including rights to dividends and proceeds in a liquidation that are senior to the common stock.

We are also subject to several provisions of the Delaware General Corporation Law that could delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that might otherwise result in our stockholders receiving a premium over the market price for their common stock or may otherwise be in the best interests of our stockholders.

Our costs have increased and may continue to increase as a result of being a public company, and complying with regulations applicable to public companies may adversely affect our business.

As a public company, we have incurred and will continue to incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the Commission and the Nasdaq Stock Market, have required changes in recent years in the corporate governance practices of public companies. These rules and regulations have significantly increased our legal and financial compliance costs and made certain compliance activities more time-consuming and costly. We have incurred and will continue to incur additional costs in, and dedicate significant resources toward, complying with these requirements, which may divert management’s attention from, and which may in turn adversely affect, our business. We also expect these laws, rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these laws, rules and regulations, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. The costs of compliance or our failure to comply with these laws, rules and regulations could adversely affect our financial condition, results of operation and the price of our common stock.

Special Note Regarding Forward-Looking Statements

Some statements in, or incorporated by reference into, this prospectus may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, the Exchange Act. All statements other than historical facts contained in this prospectus, including statements regarding our future financial position, business policy and plans and objectives and expectations of management for future operations, are forward-looking statements. The words “believe,” “may,” “could,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan,” “project” and similar expressions, as they relate to us, are intended to identify forward-looking statements. For example, our statements to the effect that we intend to open a specified number of new stores in fiscal 2007 constitute forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events, including, among other things:

•                  implementation of our growth strategy;

•                  our ability to anticipate and respond to fashion trends;

•                  competition in our markets;

•                  consumer spending patterns;

•                  actions of our competitors or anchor tenants in the strip shopping centers where our stores are located; and

•                  anticipated fluctuations in our operating results.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section entitled “Risk Factors” and elsewhere in this prospectus.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements speak only as of the date of such statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Commission, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

Use of Proceeds

We will not receive proceeds from any sale by any selling stockholder of shares of our common stock offered under this prospectus.

Selling Stockholders

We are registering 4,048,868 shares of our common stock for resale by the selling stockholders.  The common stock offered pursuant to this prospectus was issued to Hampshire Equity Partners II, L.P. and its affiliates by us and each of the selling stockholders may resell all, some or none of the shares of our common stock covered by this prospectus as provided under the section of this prospectus entitled “Plan of Distribution” and in any applicable prospectus supplement.  As discussed under the section entitled “Plan of Distribution,” the selling stockholders may include certain of Hampshire Equity Partners II, L.P. and its affiliates, pledgees, donees, transferees or other successors-in-interest.  The shares of our common stock covered by this prospectus are being registered to permit public secondary trading of such shares, and the selling stockholders may offer such shares for resale from time to time or not at all.

The table below, which was prepared based on information supplied to us by Hampshire Equity Partners, sets forth information regarding beneficial ownership of our common stock by Hampshire Equity Partners as of September 12, 2007. Please carefully read the footnotes located below the table in conjunction with the information presented in the table.

The number of shares disclosed in the table below as “beneficially owned” are those beneficially owned as determined under the rules of the Commission.  Such information is not necessarily indicative of ownership for any other purpose.  Under the rules of the Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days.

Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering	Number of Shares Offered for Sale under this Prospectus(1)	Number of Shares Beneficially Owned After Offering(2)	Percentage of Shares Beneficially Owned After Offering(2)
Hampshire Equity Partners (as defined)(3) 520 Madison Avenue New York, NY 10022	4,048,868	4,048,868	—	—

(1)	Represents the total number of the shares of our common stock that the respective selling stockholders may offer under this prospectus.
(2)

We do not know when or in what amounts the selling stockholders may offer for sale the shares covered by this prospectus. The selling stockholders may sell the shares covered by this prospectus from time to time, and may also decide not to sell all, or any, of the shares covered by this prospectus. Because the selling stockholders may offer all, some or none of the shares covered by this prospectus, we cannot estimate the number of shares of our common stock that the selling stockholders will actually own after any sale of shares pursuant to this prospectus. For purposes of this table, however, we have assumed that the selling stockholders will have sold all of their respective shares covered by this prospectus and that no additional shares of our common stock are acquired by the selling stockholders. The percentage of shares beneficially owned after this offering is based on 14,079,109 shares of our common stock outstanding as of September 12, 2007.

(3)

Hampshire Equity Partners refers to Hampshire Equity Partners II, L.P., Hampshire Equity Partners Cayman D.B. II, L.P. and Hampshire Equity Partners Cayman II, L.P. Hampshire Equity Partners II, L.P. currently owns 3,465,869 shares of our common stock, and is offering to sell all of its shares of our common stock pursuant to this prospectus. Hampshire Equity Partners Cayman D.B. II, L.P. currently owns 571,568 shares of our common stock and is offering to sell all of its shares of our common stock pursuant to this prospectus. Hampshire Equity Partners Cayman II, L.P. currently owns 11,431 shares of our common stock and is offering to sell all of its shares of our common stock pursuant to this prospectus. Lexington Equity Partners II, L.P. is the general partner of Hampshire Equity Partners II, L.P. Lexington Equity Partners Cayman II, L.P. is the general partner of each of Hampshire Equity Partners Cayman D.B. II, L.P. and Hampshire Equity Partners Cayman II, L.P. The general partner of each of Lexington Equity Partners II, L.P. and Lexington Equity Partners Cayman II, L.P. is Lexington Equity Partners II, Inc., which has ultimate voting and investment control over the shares of our common stock held by Hampshire Equity Partners. Ms. Tracey Rudd, an employee of an affiliate of Hampshire Equity Partners, is the President of Lexington Equity Partners II, Inc. and Mr. Gregory P. Flynn, formerly one of our directors, is the Vice President of Lexington Equity Partners II, Inc.

Certain Relationships with Hampshire Equity Partners

Management Consulting Agreement

We were party to an Amended and Restated Management Consulting Agreement effective as of February 1, 2004, with Hampshire Management Company LLC, an affiliate of Hampshire Equity Partners II, L.P., pursuant to which it provided us with certain consulting services related to, but not limited to, our financial affairs, relationships with our lenders, stockholders and other third-party associates or affiliates, and the expansion of our business. In connection with our initial public offering in May 2005, the parties terminated the consulting agreement and we paid Hampshire Management Company LLC a one time termination fee of $1.2 million in the second quarter of fiscal 2005.

Stockholders Agreement

Prior to our initial public offering, Hampshire Equity Partners II, L.P., George Bellino and certain other management stockholders were party to a Stockholders Agreement dated as of April 13, 1999. The stockholders agreement provided, among other things, that four members of our Board of Directors were to be designated by Hampshire Equity Partners and its affiliates, the stockholders agreed generally not to transfer their shares and the management stockholders were granted tag-along rights in the event of a sale of 51% or more of our stock. We agreed to register shares of our common stock held by the stockholders under certain circumstances. In connection with our initial public offering in May 2005, we terminated the stockholders agreement in its entirety.

Registration Rights Agreement

In connection with our initial public offering, we entered into a Registration Rights Agreement dated as of May 23, 2005, with Hampshire Equity Partners II, L.P. Pursuant to the terms and provisions of the registration rights agreement, Hampshire Equity Partners II, L.P. has the right, from time to time, subject to certain restrictions, to cause us to register shares of our common stock held by Hampshire Equity Partners II, L.P. for sale under the Securities Act on Form S-1 or, if available, on Form S-3 or any similar short-form registration statement. In addition, if at any time we register additional shares of common stock, Hampshire Equity Partners II, L.P. will be entitled to include its shares of our common stock in the registration statement relating to that offering. The registration rights agreement includes provisions for, among other things, underwritten offerings of shares of our common stock held by Hampshire Equity Partners pursuant to an underwriting agreement.  We have filed the shelf registration statement of which this prospectus is a part pursuant to the registration rights agreement.

Nominating Agreement

In connection with our initial public offering, we entered into a Nominating Agreement dated as of May 23, 2005, with Hampshire Equity Partners II, L.P. pursuant to which we, acting through our Nominating and Corporate Governance Committee, agreed, subject to the requirements of our directors’ fiduciary duties, that (i) Hampshire Equity Partners II, L.P. is entitled to designate up to two directors to be nominated for election to our board of directors as long as Hampshire Equity Partners II, L.P. (together with any of its respective successors and permitted assigns) owns in the aggregate at least 40% of the shares of the common stock which it owned immediately prior to the consummation of our initial public offering or (ii) Hampshire Equity Partners II, L.P. is entitled to designate one director to be nominated for election to the board of directors as long as Hampshire Equity Partners II, L.P. (together with any of its respective successors and permitted assigns) owns in the aggregate less than 40% and at least 15% of the shares of our common stock which it owned immediately prior to the consummation of the initial public offering. If at any time Hampshire Equity Partners II, L.P. (together with any of its respective successors and permitted assigns) owns less than 15%, it will not have the right to nominate any directors for election to our board of directors.  Notwithstanding the foregoing, as of the date of this prospectus, Hampshire Equity Partners II, L.P. does not have a designee on our board of directors.

Plan of Distribution

We are registering the shares of our common stock covered by this prospectus on behalf of the selling stockholders.  As used in this section of the prospectus, the term “selling stockholders” includes Hampshire Equity Partners and other potential selling stockholders as described in the section of this prospectus entitled “Selling Stockholders” and any other transferees (including pledgees and donees) of the shares, but only where the transfer is not made pursuant to an effective registration statement or Rule 144 under the Securities Act or pursuant to another exemption from registration under the Securities Act pursuant to which the shares sold are thereafter freely transferable without registration and without restriction under the Securities Act, and only to such a transferee, and provided that the selling stockholder complies with all applicable law with respect to the transfer of shares to such transferee and gives us prompt notice of the transfer.

All costs, expenses and fees in connection with the registration of the shares of our common stock covered by this prospectus will be borne by us.  Underwriting discounts, brokerage commissions and similar selling expenses, if any, attributable to the sale of such shares will be borne by the selling stockholders.

Each of the selling stockholders may sell their shares of our common stock covered by this prospectus from time to time and may also decide not to sell all or any of such shares.  The selling stockholders will act independently of us in making decisions as to the timing, manner and size of each sale.  The sales may be made on the Nasdaq Global Select Market or any other national securities exchange or any quotation system on which our common stock may be listed or quoted at the time of sale, in the over-the-counter market or other than in such organized and unorganized trading markets, in one or more transactions, at:

•                  fixed prices, which may be changed;

•                  prevailing market prices at the time of sale;

•                  varying prices determined at the time of sale; or

•                  negotiated prices.

The shares of our common stock covered by this prospectus may be sold by one or more of the following methods in addition to any other method permitted under this prospectus:

•                  a block trade in which the broker-dealer so engaged may attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                  a purchase by a broker-dealer as principal and resale by such broker-dealer for its own account;

•                  an ordinary brokerage transaction or a transaction in which the broker solicits purchasers;

•                  a privately negotiated transaction;

•                  an underwritten offering;

•                  securities exchange or quotation system sale that complies with the rules of the exchange or quotation system;

•                  through short sale transactions following which the shares are delivered to close out the short position;

•                  through the writing of options relating to the shares;

•                  any other method pursuant to applicable law; or

•                  through a combination of the above methods of sale.

The selling stockholders may effect such transactions by selling the shares covered by this prospectus directly to purchasers, to or through broker-dealers, which may act as agents for the seller and buyer or principals, or to underwriters who acquire such shares for their own account and resell them in one or more transactions.  Such broker-dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions) and such discounts, concessions, or commissions may be allowed or re-allowed or paid to dealers.

We have been advised by Hampshire Equity Partners that they have not, as of the date of this prospectus, entered into any agreements, understandings or arrangements with underwriters or broker-dealers regarding the sale of their shares covered by this prospectus and we have been advised that there is not an underwriter or broker-dealer acting as of the date of this prospectus in connection with the proposed sale of such shares by the selling stockholders.

The selling stockholders and any broker-dealers that participate with the selling stockholders in the sale of the shares covered by this prospectus may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act and any commissions received by such broker-dealers and any profit on the resale of such shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

The selling stockholders and any broker-dealer that may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.  We will make copies of this prospectus available to the selling stockholders and have informed them of their obligation to deliver copies of this prospectus to purchasers at or before the time of any sale of shares covered by this prospectus.  Such requirement may be satisfied by delivery through the facilities of the Nasdaq Stock Market pursuant to Rule 153 under the Securities Act.

The selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  In connection with those derivatives, the third parties may sell the shares covered by this prospectus, including in short sale transactions.  If so, the third party may use the shares pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowings of our common stock, and may use the shares received from the selling stockholders in settlement of those derivatives to close out any related open borrowings of our common stock.  We will file a supplement to this prospectus to describe any derivative transaction effected by the selling stockholders and to identify the third party in such transactions as an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The selling stockholders will be subject to applicable provisions of Regulation M of the Exchange Act, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders.  These restrictions may affect the marketability of such shares.

In order to comply with applicable securities laws of some states, the shares covered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states the shares covered by this prospectus may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available.

The selling stockholders also may resell all or a portion of the shares covered by this prospectus in open market transactions in reliance upon Rule 144 under the Securities Act or any other available exemption from required registration under the Securities Act, provided they meet the criteria and conform to the requirements of such exemption.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a selling stockholder that any material arrangements have been entered into with a broker-dealer for the sale of the shares covered by this prospectus through a block trade, special offering, exchange or secondary distribution or a purchase by a broker-dealer.  Such supplement will disclose:

•                  the name of each such selling stockholder and of the participating broker-dealer(s);

•                  the number of shares of our common stock involved;

•                  the price at which such shares were sold;

•                  the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•                  that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•                  other facts material to the transaction.

In addition, upon receiving notice from a selling stockholder that a donee, pledgee or transferee or other successor-in-interest intends to sell more than 500 of the shares covered by this prospectus, we will file a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act to identify the non-sale transferee.

Pursuant to our registration rights agreement with Hampshire Equity Partners II, L.P., we have agreed to use our reasonable best efforts to cause the registration statement of which this prospectus is a part to become effective and to keep such registration statement effective until all the shares covered by this prospectus are sold by Hampshire Equity Partners or may be sold by Hampshire Equity Partners without any restriction under Rule 144(k) of the Securities Act.

The selling stockholders are not restricted as to the price or prices at which they may sell their shares covered by this prospectus.  Sales of such shares may have an adverse effect on the market price of our common stock.  Moreover, the selling stockholders are not restricted as to the number of shares that may be sold at any time, and it is possible that a significant number of the shares could be sold at the same time, which may have an adverse effect on the market price of our common stock.

Pursuant to our registration rights agreement with Hampshire Equity Partners II, L.P., we have agreed to indemnify and hold Hampshire Equity Partners harmless against certain liabilities under the Securities Act that could arise in connection with the sale by Hampshire Equity Partners of their shares covered by this prospectus.  The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

Legal Matters

The validity of the common stock offered hereby will be passed upon for us by Alston & Bird LLP.

Experts

The financial statements of Citi Trends, Inc. as of February 3, 2007 and January 28, 2006 and for the years ended February 3, 2007, January 28, 2006 and January 29, 2005 and Citi Trends, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting as of February 3, 2007 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the financial statements as of February 3, 2007 and January 28, 2006 and for the years ended February 3, 2007, January 28, 2006 and January 29, 2005 refers to the adoption of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” as of January 29, 2006, Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” as of July 6, 2003 and Financial Accounting Standards Board Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” as of January 28, 2006.

Where You Can Find More Information and
Incorporation of Certain Information by Reference

We file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information.

You may read and copy the information that we incorporate by reference in this prospectus as well as other reports, proxy statements and other information that we file with the Commission at the Public Reference Room maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, we are required to file electronic versions of those materials with the Commission through the Commission’s EDGAR system. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information that registrants, such as us, file electronically with the Commission.

The information incorporated by reference is an important part of this prospectus, and information we later file with the Commission will automatically update and supersede earlier information. We incorporate by reference the following documents filed with the Commission by us and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of our common stock covered by this prospectus (except for information furnished to the Commission that is not deemed to be “filed” for purposes of the Exchange Act):

•                  Our Annual Report on Form 10-K for the fiscal year ended February 3, 2007;

•                  Our Quarterly Reports on Form 10-Q, for the fiscal quarter ended May 5, 2007 and the fiscal quarter ended August 4, 2007;

•                  Our Current Reports on Form 8-K filed March 30, 2007, April 2, 2007 and June 18, 2007; and

•                  The description of our common stock set forth in our Registration Statement on Form 8-A filed with the Commission on May 17, 2005, including any amendment or report filed for the purpose of updating such description.

You may also request a copy of the information we incorporate by reference in this prospectus at no cost by writing or telephoning us at Citi Trends, 102 Fahm Street, Savannah, Georgia 31401, (912) 236-1561, Attention: Secretary.

Information about us is also available on our web site at www.cititrends.com.  Information contained in, or accessible through, our website does not constitute part of this prospectus.

4,048,868 Shares

Common Stock

PROSPECTUS

                         , 2007

You should rely only on information contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give different information. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus is correct only as of its respective date, regardless of the time of delivery of this prospectus or any sale of these securities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered. All amounts (except the Commission registration fee) are estimates.

Commission registration fee	$2,220
Printing expenses	2,500
Legal fees and expenses	20,000
Accounting fees and expenses	20,000
Miscellaneous	5,000
Total	$49,720

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, for criminal actions and proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify a director, officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such director or officer actually or reasonably incurred. The indemnification provided for by the statute is not exclusive of any other rights of indemnification.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, we have adopted provisions in our second amended and restated certificate of incorporation, as amended, and our amended and restated by-laws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director except for:

•      any breach of the director’s duty of loyalty to us or our stockholders;

•      any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•      any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•      any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our second amended and restated certificate of incorporation, as amended, also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated by-laws provide that:

•      we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•      we may advance expenses to our directors, officers and employees in connection with a legal proceeding, subject to limited exceptions; and

•      the rights provided in our amended and restated by-laws are not exclusive.

Our second amended and restated certificate of incorporation, as amended, and our amended and restated by-laws, provide for the indemnification provisions described above and elsewhere herein. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions may be sufficiently broad to permit, by their terms, indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended.

Item 16. Exhibits

(a) Exhibits. The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
4.1

Specimen certificate for shares of common stock, $.01 par value (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-123028) filed with the Commission on April 29, 2005)

4.2

Registration Rights Agreement dated as of May 23, 2005 between Citi Trends, Inc. and Hampshire Equity Partners II, L.P. (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (File No. 333-141908) filed with the Commission on April 5, 2007

5.1	Opinion of Alston & Bird LLP

23.1	Consent of KPMG LLP

23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

Item 17. Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)  The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

(d)  The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on the 18th of September, 2007.

CITI TRENDS, INC.

By:	/s/ R. Edward Anderson
R. Edward Anderson
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Bruce D. Smith
Bruce D. Smith
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints R. Edward Anderson and Bruce D. Smith, and each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement, whether pre-effective or post-effective, to sign any related registration statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement, any amendments or supplements hereto, and any related Rule 462(b) registration statement, in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof. This power of attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Edward Anderson	Chief Executive Officer (Principal	September 18, 2007
R. Edward Anderson	Executive Officer)

/s/ Bruce D. Smith	Senior Vice President and Chief	September 18, 2007
Bruce D. Smith	Financial Officer (Principal
Financial and Accounting Officer)

/s/ Lawrence E. Hyatt	Director	September 18, 2007
Lawrence E. Hyatt

/s/ John S. Lupo	Director	September 18, 2007
John S. Lupo

/s/ Patricia M. Luzier	Director	September 18, 2007
Patricia M. Luzier

Exhibit Index

Exhibit No.	Description
4.1

Specimen certificate for shares of common stock, $.01 par value (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-123028) filed with the Commission on April 29, 2005)

4.2

Registration Rights Agreement dated as of May 23, 2005 between Citi Trends, Inc. and Hampshire Equity Partners II, L.P. (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (File No. 333-141908) filed with the Commission on April 5, 2007

5.1	Opinion of Alston & Bird LLP

23.1	Consent of KPMG LLP

23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)